UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2017

SNYDER’S-LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0-398 (Commission File Number)	56-0292920 (IRS Employer Identification No.)

13515 Ballantyne Corporate Place, Charlotte, NC (Address of Principal Executive Offices)	28277 (Zip Code)

Registrant's telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Snyder's-Lance, Inc. (the "Company") held its Annual Meeting of Stockholders on May 3, 2017 (the "Meeting"). Proxies were solicited from holders of 96,498,259 outstanding shares of Common Stock as of the close of business on March 8, 2017, as described in the Company’s definitive proxy statement on Form 14A filed with the Securities and Exchange Commission on March 27, 2017.

At the Meeting, the stockholders voted on the following four (4) proposals and cast their votes as described below.

First, the stockholders elected the four (4) directors named below who will hold office until the annual meeting of stockholders in 2020 and until their successors are duly elected and qualified. The votes cast with respect to each director were as follows:

Director Name	Votes For	Votes Withheld	Non-Votes	Uncast
C Peter Carlucci, Jr.	45,240,427.31	36,475,675.65	10,209,929.00	212.711773
Brian J. Driscoll	75,655,489.87	6,060,613.09	10,209,929.00	212.711773
James W. Johnston	79,022,718.76	2,693,384.20	10,209,929.00	212.711773
Patricia A. Warehime	75,659,166.75	6,056,936.21	10,209,929.00	212.711773

Messrs. Atkins, Brubaker, and Tidwell will hold office until the annual meeting of stockholders in 2018. Messrs. Denton, Jackson, Moran and Swander will hold office until the annual meeting of stockholders in 2019.

Second, the stockholders approved the advisory resolution approving the compensation paid to the Company's named executive officers as described in the proxy materials. This proposal received 74,885,356.67 votes for; 6,394,306.49 votes against; 436,389.73 abstentions; 10,209,929.00 non-votes; and 262.778148 uncast.

Third, the stockholders approved the advisory resolution approving the one (1) year frequency on which stockholders should vote to approve compensation of the Company's executives as follows:

One Year	Two Years	Three Years	Non-Votes	Abstain	Uncast
74,139,764.61	157,676.46	7,036,631.40	10,209,929.00	381,980.42	262.778148

Finally, the stockholders ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year 2017. This proposal received 89,028,622.64 votes for; 163,113.07 votes against; 2,734,246.18 abstentions; zero non-votes; and 262.778148 uncast.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER'S-LANCE, INC.
(Registrant)

Date: May 5, 2017	By:	/s/ Gail Sharps Myers
Gail Sharps Myers
Senior Vice President, Chief General Counsel and Secretary